Exhibit 4.23(a)

Addendum to the Term Facility Agreement dated July 29, 2019

for a loan up to US$15,720,000 in relation to M.V. "IVS PRESTWICK"

THIS ADDENDEM is made this 27th day of August 2019 by and between:

(1)	IVS BULK 3708 PTE. LTD. (Co. Reg. No. 201818425Z), as borrower, a company incorporated in Republic of Singapore and having a place of business at 200 Cantonment Road #03-01, Southpoint, Singapore 089763 (the Borrower);

(2)	GRINDROD SHIPPING HOLDINGS LTD. (Co. Reg. No. 201731497H), as guarantor, a company incorporated in Republic of Singapore and having a place of business at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 (the Guarantor ); and

(3)	THE IYO BANK, LTD., SINGAPORE BRANCH, a company incorporated in Japan and having a place of business at 8 Marina View, #15-02 Asia Square Tower 1, Singapore 018960 as lender (the Lender).

WHEREAS:

A)	Pursuant to a Term Facility Agreement for financing of 61,000dwt type bulk carrier to be registered under Singapore registry and be named "IVS PRESTWICK", which is executed as of 29th July 2019 by, amongst others, the Mortgagee, as lender, and the Borrower, as borrower (the "Loan Agreement"), the Lender agreed to make a loan to the Borrower in the amount not exceeding USD15,720,000.

B)	The parties hereto are intending to make certain terms and conditions of repayment and prepayment set out in the Loan Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.	Following definitions shall be added to the list of definitions in Clause 1 (Definitions and interpretation) of the Loan Agreement;

"Balloon Instalment" means a balloon instalment which is an outstanding principal amount after repayment of all regular Repayment Instalments hereunder and repayable by the Borrower on the Termination Date.

2.	The Repayment Schedule set out in Clause 4.1 of the Loan Agreement shall be replaced with the following schedule;

No.	Column A Repayment Date	Column B Repayment Instalment		Balance after Repayment
				US$	15,720,000
1	3 Months from the Utilisation Date	US$	262,000	US$	15,458,000
2	6 Months from the Utilisation Date	US$	262,000	US$	15,196,000
3	9 Months from the Utilisation Date	US$	262,000	US$	14,934,000
4	12 Months from the Utilisation Date	US$	262,000	US$	14,672,000
5	15 Months from the Utilisation Date	US$	262,000	US$	14,410,000
6	18 Months from the Utilisation Date	US$	262,000	US$	14, 148,000
7	21 Months from the Utilisation Date	US$	262,000	US$	13,886,000
8	24 Months from the Utilisation Date	US$	262,000	US$	13,624,000
9	27 Months from the Utilisation Date	US$	262,000	US$	13,362,000
10	30 Months from the Utilisation Date	US$	262,000	US$	13,100,000
11	33 Months from the Utilisation Date	US$	262,000	US$	12,838,000
12	36 Months from the Utilisation Date	US$	262,000	US$	12,576,000
13	39 Months from the Utilisation Date	US$	262,000	US$	12,314,000
14	42 Months from the Utilisation Date	US$	262,000	US$	12,052,000
15	45 Months from the Utilisation Date	US$	262,000	US$	11,790,000
16	48 Months from the Utilisation Date	US$	262,000	US$	11,528,000
17	51 Months from the Utilisation Date	US$	262,000	US$	11,266,000
18	54 Months from the Utilisation Date	US$	262,000	US$	11,004,000
19	57 Months from the Utilisation Date	US$	262,000	US$	10,742,000
20	60 Months from the Utilisation Date	US$	262,000	US$	10,480,000
21	63 Months from the Utilisation Date	US$	262,000	US$	10,218,000
22	66 Months from the Utilisation Date	US$	262,000	US$	9,956,000
23	69 Months from the Utilisation Date	US$	262,000	US$	9,694,000
24	72 Months from the Utilisation Date	US$	262,000	US$	9,432,000
25	75 Months from the Utilisation Date	US$	262,000	US$	9,170,000
26	78 Months from the Utilisation Date	US$	262,000	US$	8,908,000
27	81 Months from the Utilisation Date	US$	262,000	US$	8,646,000
28	84 Months from the Utilisation Date	US$	262,000	US$	8,384,000
			US$8,384,000 as Balloon Instalment		0

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3.	Paragraph (b) and (c) of Clause 4.1 (Repayment of the Loan) in the Loan Agreement shall be replaced with the following terms;

(b)	If the Borrower cancels the whole or any part of the Commitment in accordance with Clause 4.2.2 ( Voluntary cancellation) then the amount of the Repayment Instalment for each Repayment Date falling after that cancellation will reduce pro rata (excluding the Balloon Instalment) by the amount of such cancellation.

(c)	If the Borrower draws less than the full Commitment then the amount in Column B shall be reduced proportionately (excluding the Balloon Instalment).

4.	Paragraph (d) of Clause 4.2.6 (Restrictions) shall be replaced with the following;

(d)	Any prepayment under this Clause 4.2 will be applied in or towards repaying the relevant remaining instalments under Clause 4.1 (Repayment of the Loan) rateably (excluding the Balloon Instalment), provided that if the relevant remaining instalments (excluding the Balloon Instalment) under Clause 4.1 (Repayment of the Loan) are prepaid in full, then any further prepayment will be applied in or towards repaying the Balloon Instalment (or vice versa as the Lender may agree).

5.	All other terms and conditions stipulated under the Loan Agreement shall be remain unchanged and in full force.

6.	Reference to "this Agreement" in the Loan Agreement shall be read as the Loan Agreement as amended by this Addendum and any other supplements and addendum as may further be made.

7.	This Addendum is governed by English law and any dispute arising out of or in connection with this Addendum is subject to the courts of England.

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IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed on the day and year hereinbefore written.

IVS BULK 3708 PTE. LTD. as Borrower

/s/ Stephen William Griffiths
By: Stephen William Griffiths
Title: Director

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GRINDROD SHIPPING HOLDINGS LTD. as Guarantor

/s/ Stephen William Griffiths
By: Stephen William Griffiths
Title: Director

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THE IYO BANK, LTD., SINGAPORE BRANCH as Lender

/s/ Takashi Sagayama
By: Takashi Sagayama
Title: General Manager

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